Exhibit 10.96
                             TAX-SHARING AGREEMENT



         THIS AGREEMENT is entered into effective this 1st day of January 2000 (the "Effective Date"), by and between APS Consulting, Inc., a Texas corporation ("Consulting") and American Physicians Service Group, Inc., a Texas corporation ("APSG") (collectively the "Companies," and separately the "Company").

                              W I T N E S S E T H:

         WHEREAS, APSG is subject to certain tax liabilities as a result of Consulting's operations; and

         WHEREAS,   Consulting   desires  to   compensate   APSG  for  such  tax
liabilities.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and intending to be legally bound, the parties hereby agree as follows.

ARTICLE 1
                             TAX-SHARING ARRANGEMENT

Section 1.1 Taxes. Consulting will compensate and reimburse APSG for all state, federal and local tax liabilities to which APSG is subject as a result of, or attributable to, the business or operations of Consulting (collectively, the "Consulting Taxes"). For purposes of this Agreement, the portion of Consulting Taxes allocable to federal tax liabilities shall equal thirty four percent (34%) of the sum of (i) Consulting's pretax income, (ii) any goodwill amortized by Consulting, and (iii) any management or other fees paid by Consulting to APSG or its subsidiaries.

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Section 1.2  Tax-Sharing.  APSG will calculate the Consulting  Taxes and invoice
Consulting on a monthly basis, the payment of which shall be due upon receipt. All invoiced Consulting Taxes not paid within ten (10) business days of the date when due will bear interest at the rate of fourteen percent (14%) per annum.

Section 1.3 Access to Data. Consulting will promptly provide APSG with copies of all accounting, financial, and other information as requested by APSG.

ARTICLE 2
                              TERM AND TERMINATION

Section 2.1 Term of Agreement. The term of this Agreement shall commence on the date hereof and shall expire when APSG is no longer legally entitled to file a consolidated state or federal tax return of any kind which includes any component of tax or refund attributable to Consulting or Consulting's operations, existence or capital, unless terminated earlier pursuant to this Article.

Section 2.2 EARLY TERMINATION. APSG may terminate this Agreement immediately, for any or no reason, by giving written notice thereof to Consulting.

ARTICLE 3
                                  MISCELLANEOUS

Section 3.1 Notices. Any and all notices permitted or required to be made under this Agreement shall be in writing, signed by the person giving such notice and shall be delivered personally, or sent by registered or certified mail, to the party, at its address on file with the other


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

party or at such other address as may be supplied in writing. The date of personal delivery or the date of mailing, as the case may be, shall be the date of such notice.

Section 3.2 Binding Effect, Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their permitted assigns and successors-in-interest. Neither party may assign any right, or delegate any obligation hereunder without the express prior written consent of the other, which consent shall be strictly at the discretion of such other party and may be contingent, if given, upon such terms and conditions as it sees fit.

Section 3.3 Amendment. No change, modification, or amendment of this Agreement shall be valid or binding on the parties unless such change or modification shall be in writing signed by the party or parties against whom the same is sought to be enforced.

Section 3.4 Remedies Cumulative. The remedies of the parties under this Agreement are cumulative and shall not exclude any other remedies to which the party may be lawfully entitled.

Section 3.5 Further Assurances. Each party hereby covenants and agrees that it shall execute and deliver such other documents as may be required to implement any of the provisions of this Agreement.

Section 3.6 No Waiver. The failure of any party to insist on strict performance of a covenant hereunder or of any obligation hereunder shall not be a waiver of such party's right to demand strict compliance therewith in the future, nor shall the same be construed as a novation of this Agreement.


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Section 3.7  Counterparts.  This  Agreement may be executed in multiple  copies, each of which shall for all purposes constitute an Agreement, binding on the parties, and each partner hereby covenants and agrees to execute all duplicates or replacement counterparts of this Agreement as may be required.

Section 3.8 Costs and Expenses. Unless otherwise provided in this Agreement, each party shall bear all fees and expenses incurred in performing its obligations under this Agreement.

Section 3.9 Governing Law, Jurisdiction, Etc. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts performed wholly within Texas. Any dispute arising in connection with the present Agreement shall be finally settled under the Rules of the American Arbitration Association. The arbitral proceedings shall be held in Travis County, Texas. Any award so entered shall be final and binding upon the Companies and may be entered by any court of competent jurisdiction.



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                                                  [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their duly authorized officers.



                               APS CONSULTING, INC.

                               By:           /s/ James J. Connors, Jr.
                                             -------------------------
                               Printed Name:     James J. Connors, Jr.
                                             --------------------------
                               Title:        President
                                             --------------------------


                               AMERICAN PHYSICIANS SERVICE GROUP, INC.

                               By:           /s/ W. H. Hayes
                                           ------------------------
                               Printed Name:    W. H. Hayes
                                           ------------------------
                               Title:         Sr VP
                                           ------------------------


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